EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS
                      _______________________________

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our report dated February 7, 1997, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996, annual report on Form 10-K of Bowater Incorporated:

Form S-1                                                                 Filing
                                                                          Date
________                                                                 ______
No. 33-2444   - Dividend Reinvestment and Stock Purchase Plan
                of Bowater Incorporated                                 12/27/85

Form S-8
________
No. 2-92899   - Bowater Incorporated 1984 Stock Option Plan              8/23/84

No. 33-16277  - Bowater Southern Hourly Employees' Profit-Sharing
                Plan                                                     8/25/87

No. 33-25166  - Bowater Incorporated 1988 Stock Incentive Plan          10/27/88

No. 33-50152  - Bowater Incorporated 1992 Stock Incentive Plan           7/28/92

No. 33-61219  - The Deferred Compensation Plan for Outside
                Directors of Bowater Incorporated                        7/21/95

No. 33-64371  - Great Northern Paper, Inc. Hourly 401(k) Savings
                Plan                                                    11/17/95

No. 33-64373  - Bowater Communication Papers Inc. Employees'
                Savings Plan                                            11/17/95

No. 333-00555 - Bowater Incorporated Salaried Employees' Savings
                Plan                                                     1/30/96

No. 333-00587 - Great Northern Paper, Inc. Savings and Capital
                Growth Plan for Salaried Employees                       1/31/96

No. 333-02989 - Bowater Incorporated/Carolina Division Hourly
                Employees' Savings Plan                                  4/30/96

No. 333-16941 - Great Northern Paper, Inc. Savings and Capital
                Growth Plan for Salaried Employees                      11/27/96

No. 333-16943 - Great Northern Paper, Inc. Hourly 401(k) Savings
                Plan                                                    11/27/96

                                         /s/ KPMG Peat Marwick LLP


Greenville, South Carolina
March 26, 1997